UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DECEMBER 10, 2004
Date of Report (Date of earliest event reported)

XLR MEDICAL CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-59872	88-0488851
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 3400 Park Place, 666 Burrard Street
Vancouver, British Columbia		V6C 3P6
(Address of principal executive offices)		(Zip Code)

(604) 676-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS AND PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on December 10, 2004, the following changes were made to our Board of Directors and to our executive officers:

•	Harold C. Moll resigned as one of our directors and as Chairman of the Board;
•	Derek Van Laare resigned as our Secretary;
•	Logan B. Anderson resigned as our President and Chief Executive Officer and was appointed to the position of Secretary and Chief Financial Officer; and
•	Peter Hogendoorn was appointed as our President and Chief Executive Officer.

In addition to his appointments as our Secretary and Chief Financial Officer, Mr. Anderson has retained the position of Treasurer and continues to act as one of our directors. Mr. Hogendoorn also continues to act as one of our directors.

Both Mr. Moll and Mr. Van Laare resigned for personal reasons and their resignations were not due in any part to any disagreements with us or our operations, policies or practices.

SECTION 7 – REGULATION FD

ITEM 7.01	REGULATION FD DISCLOSURE

In connection with their resignations, Mr. Moll has agreed to sell a total of 2,750,000 shares of our common stock to a group of independent investors, including 1,500,000 shares to Mr. Hogendoorn, and Mr. Van Laare has agreed to sell a total of 750,000 shares of our common stock to two independent, unrelated investors.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release, dated December 14, 2004, announcing changes to our management team and Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XLR MEDICAL CORP.
Date: December 14, 2004
	By:	/s/ Logan B. Anderson

Logan B. Anderson Secretary, Treasurer and Chief Financial Officer